Huntington Bancshares Incorporated Stock Option Grant Agreement

2016 STOCK OPTION GRANT AGREEMENT

Employee Name:

Number of Stock Options Subject to Grant:

Date of Grant:

Closing Price on Date of Grant:

THIS STOCK OPTION GRANT AGREEMENT (this “Agreement”) is made as of the date in the box above labeled “Date of Grant” by Huntington Bancshares Incorporated, a Maryland corporation and its subsidiaries (the “Company”), and is hereby communicated to the employee named in the box above (the “Employee”). Undefined capitalized terms used in this Agreement shall have the meanings set forth in the Company’s 2015 Long-Term Incentive Plan as may be amended from time to time (the “Plan”).

WHEREAS, the Company maintains the Plan.

WHEREAS, pursuant to Article 6 of the Plan, the Committee may grant awards of Stock Options to employees.

WHEREAS, the Company desires to compensate the Employee with a grant of Stock Options for the Employee’s future services to the Company.

NOW, THEREFORE, in consideration of the premises, the Company grants the Employee an Award of Stock Options under the following terms and conditions:

1.	Grant of Options.

The Company, by authority of the Committee, grants to the employee, named in the box above (the “Employee”), a grant of the number of Options identified above to be issued in accordance with all of the terms and conditions set forth in this Agreement and the Plan.

2.	Vesting Provisions.

This Option has been granted from the Plan, effective as of the Date of Grant and will vest as follows:

(a)General Vesting Schedule. Except as otherwise provided herein and under the Plan, this Option will vest in equal increments on the anniversary date of each of the four years following the Date of Grant. Further, this Option is subject to forfeiture as provided in Section 3 of this Agreement.

Huntington Bancshares Incorporated Stock Option Grant Agreement

(b)General Continuous Service Requirement and Vesting Upon Voluntary Termination and Termination for Reasons Other Than for Cause. Notwithstanding any provision in Section 2(a) above to the contrary, if, on or after the date that is six months after the Date of Grant and before the fourth anniversary of the Date of Grant, the employment of the Employee is terminated for reasons other than for Cause, or if the Employee voluntarily terminates employment, this Option shall be exercisable in accordance with Section 6.6 of the Plan. This generally means that the rights under each unvested Option shall be forfeited and any vested Option shall terminate upon the earlier of (1) the expiration of such Option, or (2) sixty (60) days after the Employee’s termination of employment.

(c)Early Retirement. Notwithstanding any provision in Section 2(a) or 2(b) above to the contrary, if, on or after the date that is six months after the Date of Grant and before the fourth anniversary of the Date of Grant, the employment of the Employee is terminated because of Early Retirement, the vested Option shares shall remain exercisable until the expiration of such Option, and the unvested Option Shares shall be immediately forfeited. For purposes of this Agreement, “Early Retirement” means that the Employee has terminated service with the Company for any reason other than Cause on or after attainment of age 55 and completion of at least 10 years of service.

(d)Normal Retirement. Notwithstanding any provision in Section 2(a), 2(b), or 2(c) above to the contrary, if, on or after the date that is six months after the Date of Grant and before the fourth anniversary of the Date of Grant, the employment of the Employee is terminated because of Normal Retirement, the Employee’s service shall be deemed to have terminated on the fourth anniversary of the Date of Grant so that this Option shall be deemed to continue to vest on each anniversary of the Date of Grant. Notwithstanding the foregoing, the Employee may not exercise any Option shares that become vested under this Section 2(d) before the first anniversary of the date of Employee’s termination after obtaining Normal Retirement. The Employee may then exercise the vested Option until the expiration of the Option. For purposes of this Agreement, “Normal Retirement” means that the Employee’s service with the Company terminates for any reason other than Cause after attainment of age 59 ½ and 4 years of service.

(e)Death and Disability. Notwithstanding any provision in Section 2(a), 2(b), 2(c), or 2(d) above to the contrary, if, on or after the date that is six months after the Date of Grant and before the fourth anniversary of the Date of Grant, the employment of the Employee is terminated by reason of death or Disability, or if the Employee dies or becomes Disabled after Early or Normal Retirement, all such outstanding Options shall become immediately exercisable in full, and the Employee or (in the case of the Employee's death) the executor or administrator of such Employee’s estate or a person or persons who have acquired the Options directly from the Employee by bequest, inheritance, or by reason of written designation as a beneficiary on a form prescribed by the Company, shall have until the earlier of (i) the expiration of this Option or (ii) thirteen (13) months after the Employee’s date of death or Disability, to exercise such Options.

(f)    Capital Requirements. Notwithstanding any provision in items 2(a) - 2(e) above to the contrary, if on December 31st before the applicable anniversary of the Date of Grant described in Section (a) above, the Company’s Common Equity Tier 1 Risk-Based Capital Ratio (or successor

Huntington Bancshares Incorporated Stock Option Grant Agreement

metric under the Basel III capital requirements) (“CET 1”) is less than the greater of (i) the CET 1 goal set forth in the Company’s Capital Management Policy or (ii) the required minimum CET 1 established by the Federal Reserve, the Employee’s Options that otherwise would have vested upon satisfaction of the applicable service-based vesting requirements described above shall instead vest on the date that the Committee certifies that the Company’s CET1 is greater than or equal to the applicable goal described in (i) or (ii) above (which shall be no later than March 15th of the year after the year in which such CET 1 goal is achieved). However, if the Company’s CET 1 remains less than the applicable goal described in (i) and (ii) above on the December 31st of each of the two consecutive years after the otherwise applicable vesting date described in items (a)-(e) above or, if earlier, the date the Option otherwise expires under Section 5 of this Agreement, the Employee shall not vest in that 1/4 share of the Options and shall instead forfeit such Options.

3.	Forfeiture Provisions.

    (a)    General Forfeiture. To the extent the Employee fails to satisfy the vesting conditions of Section 2 of this Agreement, the Employee’s Options shall be forfeited.

    (b)    Recoupment/Clawback Policy. Notwithstanding any provision of this Agreement to the contrary, the Committee may cause the Employee to forfeit all Options and require repayment of any amount previously paid under this Agreement in accordance with the terms of the Huntington Bancshares Incorporated Recoupment/Clawback Policy (“the Policy”), any other applicable policy of the Company, and any other applicable laws and regulations. The Policy is available on the Risk Management and Corporate Policy home page of the Huntington intranet.

    (c)    For Cause Termination. Notwithstanding anything herein to the contrary, in the event that the Employee's employment is terminated for Cause, the rights under each then outstanding Option granted to the Employee shall immediately terminate. The termination shall be considered for Cause even if the Employee’s termination of service might also have qualified as a termination due to Early Retirement, Normal Retirement, death, or Disability. In that situation, the Employee’s termination shall be considered a termination for Cause, and the Employee shall forfeit all rights under this Agreement.

    (d)    Plan Governs. This Option grant is subject to acceptance of all the terms, conditions and limitations of the Plan. The Plan may be amended from time to time, including but not limited to provisions on tax withholding and forfeiture. This stock option grant is subject to such rules and regulations that the Committee may adopt for administration of the Plan, and to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

4.    Change in Control.

Huntington Bancshares Incorporated Stock Option Grant Agreement

Notwithstanding any provision to the contrary, upon the occurrence of a Change in Control, all outstanding Option shares shall become immediately and fully vested and exercisable, and they shall remain exercisable through the expiration date described in Section 5 below if:

(1)	within 12 months after a Change in Control occurs, the Employee’s service has been terminated by the Company (provided that such termination is for a reason other than for Cause); or

(2)
the Company previously terminated the Employee’s service without Cause (i) during the year before the Change in Control was consummated, but (ii) after a third party or the Company had taken steps reasonably calculated to effect a Change in Control. In addition to items (i)-(ii) above, the Employee also must reasonably demonstrate that such termination of service was in connection with or in anticipation of the Change in Control.

5.    Expiration of Option.

This Option will expire at midnight of the day prior to the tenth anniversary of the date of grant, or upon such earlier expiration date as provided in this Agreement or the Plan, and shall not be exercisable thereafter.

6.    Option Exercise Price.

The Option price of this grant is equal to the Fair Market Value (the closing price) as quoted on the NASDAQ Global Select Market per share as specified in the Plan on the Date of Grant.

7.    Exercise of Option and Withholding.

The Option may be exercised, in whole or part (for the purchase of whole shares only), electronically by complying with the requirements on Fidelity’s web site and satisfying any other requirements that the Company may impose under Section 6.5 of the Plan. Payment of the exercise price shall be made in a manner approved by the Company under Section 6.5 of the Plan. The Company shall have the power and the right to deduct or withhold, or require the Employee to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Agreement. Tax and any other necessary withholding obligations shall be satisfied in a manner consistent with Article 19 of the Plan.

8.    Securities Law Compliance.

No Option shares shall be purchased upon the exercise of the Option unless and until the Company and the Employee shall have complied with all applicable federal or state registration, listing, and qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction, unless the Company has received evidence satisfactory to it that the Employee may acquire such shares pursuant to an exemption from registration under the applicable securities

Huntington Bancshares Incorporated Stock Option Grant Agreement

laws. Any determination in this connection by the Company shall be final, binding, and conclusive. The Company reserves the right to legend any certificate for shares, conditioning sales of such shares upon compliance with applicable federal and state securities laws and regulations.

9.    No Rights as Shareholder or Employee.

The Employee shall not have any voting rights as a stockholder of the Company or any other privileges of a stockholder of the Company with respect to any Option shares subject to (but not acquired upon valid exercise of) the Option, nor shall the Company have any obligation to issue any dividends or otherwise afford any rights to which shares are entitled with respect to any such Option shares, until the date of the issuance to the Employee of a stock certificate evidencing such shares.

The Employee understands and agrees that this Agreement does not impact in any way the right of the Company to terminate or change the terms of the employment of Employee at any time for any reason whatsoever, with or without Cause, nor confer upon any right to continue in the employ of the Company.

10.    Non-Transferability of Option.

This Option may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by the Employee, other than by will or by the laws of descent and distribution. Further, this Option shall be exercisable during his or her lifetime only by the Employee.

11.    Plan Governs.

This Option is subject to acceptance of all the terms, conditions and limitations of the Plan, including Article 20 with respect to forfeitures. The Plan may be amended from time to time, including but not limited to provisions on tax withholding and forfeiture. This Option is subject to such rules and regulations that the Committee may adopt for administration of the Plan, and to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern. A copy of the Plan is available upon request by contacting the Human Resources Department at the Company’s executive offices.

12.    Governing Law.

Except to the extent preempted by federal law, this Agreement shall be construed and enforced in accordance with the laws of the State of Ohio, without giving effect to the choice of law principles thereof.

RESTRICTIVE COVENANTS

Huntington Bancshares Incorporated Stock Option Grant Agreement

After review of this Agreement, the Employee will be required to accept the terms and conditions of the grant. If this Agreement is not accepted within 45 days of the distribution of this document, then the grant will be subject to forfeiture.

Non-Solicitation Provision

By accepting this Agreement and the grant listed herein, the Employee agrees that during his or her employment with Huntington and for a period of one year after such employment ceases, either voluntarily or involuntary for any reason, he or she will not, either directly or indirectly:

1.
Solicit, encourage, or induce any person employed by the Company, or attempt to solicit, encourage or induce any person employed by the Company, to terminate his or her employment with the Company or to seek or accept employment with any other person or entity; or

2.
Contact or attempt to contact any customer or prospective customer of the Company for whom the Employee performed any services or had any direct or indirect business contact for the purposes of identifying his or her new association or his or her change of employment or current affiliation; or

3.
Contact any customer of the Company for whom the Employee performed any services or had any direct or indirect business contact for the purpose of soliciting, influencing, enticing, attempting to divert, or inducing any such customers to obtain any product or service offered by the Company from any person or entity other than the Company; or

4.
Contact any customer or prospective customer of the Company whose identity or other customer specific information the Employee obtained or gained access to as an employee of Company for the purpose of soliciting, influencing, enticing, attempting to divert, or inducing any such customers or prospective customers to obtain any product or service provided by the Company from any person or entity other than the Company; or

5.
Accept or provide assistance in the accepting of business from any customers or any prospective customers of the Company for whom the Employee performed any services or had any direct or indirect business contact, or whose identity or other customer specific information the Employee obtained or gained access to as an employee of the Company.

Notwithstanding the foregoing non-solicitation provisions of this Agreement, if the Employee separates employment within one year following a Change in Control that is not pursuant to a transaction approved by the Huntington Bancshares Incorporated Board of Directors, then the Employee’s obligations will cease as of the date of his or her employment termination.

Confidentiality Provision

Huntington Bancshares Incorporated Stock Option Grant Agreement

By accepting this Agreement and the grant listed herein, the Employee agrees that during his or her employment with Huntington and after such employment ceases, either voluntarily or involuntary for any reason, he or she will not, either directly or indirectly use proprietary information to solicit, influence, entice, attempt to divert, or induce any customer or prospective customer of the Company to terminate or reduce any business relationship with the Company or to obtain any product or service provided by the Company from any person or entity other than the Company. Proprietary information includes customer or prospective customer information, including names, addresses, telephone numbers, email addresses or other identifying or contact information, account or transactional information, and other personal, business or financial information, and also includes information concerning the Company’s business plans and methods, market strategies, products and services, technology and computer systems, business techniques and processes, policies, procedures and training materials.

Non-Competition Provision

By accepting this Agreement and the grant listed herein, the Employee agrees that if the Employee’s service terminates because of Normal Retirement, the shares under this Option that continue to be vest under this Agreement will become vested and exercisable only if: (1) the date of the Employee’s termination after obtaining Normal Retirement is at least 6 months after the Date of Grant; and (2) for a period of one (1) year after the date of the Employee’s termination after obtaining Normal Retirement, he or she will not accept employment with or perform any competing services (to include, recruiting, financial modeling, vendor relationship management, and/or providing services that draw upon his or her knowledge of Huntington proprietary information) for any bank or bank affiliated broker dealer that has any material operations in any of Huntington’s footprint states (Ohio, Indiana, Kentucky, Michigan, Pennsylvania, West Virginia, and any additional footprint states that may arise from mergers or acquisitions, corporate reorganizations, or related activities after the Date of Grant). “Material operations” means that it has more than 5% market share in any of Huntington’s footprint states. “Bank affiliated” means owned by a bank or a bank holding company. The Employee agrees and acknowledges that for purposes of this Paragraph, “employment” and/or “perform any competing services” shall mean that the Employee is engaged as an agent, employee, director, owner, partner or consultant by any bank or bank affiliated broker dealer. If, and to the extent that, the Employee violates the terms of this non-competition provision, the continued vesting of the Employee’s Option shares shall immediately cease, and the Employee shall forfeit any unvested Option shares.

Notwithstanding the foregoing restrictive covenants of this Agreement, if Employee separates employment within one year following a Change in Control that is not pursuant to a transaction approved by the Huntington Bancshares Incorporated Board of Directors, then Employee’s obligations will cease as of the date of his or her employment termination.

The Company will not have any further obligations to the Employee under this Agreement if the Employee’s grant is forfeited as provided herein.

Huntington Bancshares Incorporated Stock Option Grant Agreement

This Agreement along with the 2015 Long-Term Incentive Plan Prospectus will be available by accessing your Fidelity account.

I also acknowledge that I am required to hold 50% of net shares released upon exercise (i.e., shares released to me net of the Option price and applicable taxes) until Early or Normal Retirement, or other departure from the Company.

I hereby accept the terms of this Agreement electronically through Fidelity.

Chairman, President, and Chief Executive Officer	Date

[Electronic Signature]

[Acceptance Date]